UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

April 26, 2021

Date of Report (Date of earliest event reported)

ELITE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-15697	22-3542636
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

165 Ludlow Avenue, Northvale, New Jersey 07647

(Address of principal executive offices)

(201) 750-2646

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement Item

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On April 26, 2021, Elite Pharmaceuticals, Inc., a Nevada corporation (the “Registrant”), entered into an employment agreement with Marc Bregman to serve as the Registrants’ Chief Financial Officer, replacing Carter J. Ward, who served as the Registrant’s Chief Financial Officer effective May 17, 2021.

In connection with the appointment of Mr. Bregman as Chief Financial Officer of the Registrant, Mr. Bregman and the Registrant entered into a letter agreement (the “Employment Letter”). A copy of the Employment Letter is attached to this Current Report on Form 8-K as Exhibit 10.1, and the summary of the material terms of the Employment Letter set forth in this Current Report on Form 8-K is qualified in its entirety by reference to such exhibit.

Pursuant to the terms of the Employment Letter, commencing on May 17, 2021, Mr. Bregman became an at-will employee of the Registrant as its Chief Financial Officer. Mr. Bregman will fulfill his responsibilities as Chief Financial Officer, and he will receive an annual base salary of $187,000, payable in accordance with the Registrant’s payroll practices. Pursuant to the Employment Letter, Mr. Bregman agrees to not knowingly undertake or engage in any employment, occupation, or business enterprise that is, directly or indirectly, adverse to the interest of the Registrant.

Upon approval by the Board of Directors of Elite, Mr. Bregman will be granted stock options to purchase 300,000 ELTP Shares. The options will vest over a three-year period, commencing one year from the date of issuance. The strike price will be equal to the closing price of the Company’s stock as traded on the OTC Bulletin Board (symbol ELTP) on the first day of employment.

In addition, pursuant to the Employment Letter, Mr. Bregman may become eligible for cash and/or equity-based awards that may be granted by the Registrant in the future, with any such awards to be granted in the discretion of the Registrant and its Chief Executive Officer. Mr. Bregman will be entitled generally to the same benefits offered to other employees of Elite, subject to applicable eligibility requirements.

The Registrant and Mr. Bregman also entered into the Registrant’s standard Employee Proprietary Information and Non-Solicitation Agreement that the Registrant requires its employees to execute in connection with their employment with the Registrant.

Mr. Bregman has more than 27 years of financial and operational experience. Before joining the Registrant, from February 2015 to the present, Mr. Bregman served as the Operations Controller for Langan. From July 2015 to February 2015, Mr. Bregman was the Financial Controller at Chemtrade Logistics. Mr. Bregman held corporate financial positions at Chemetall from May 2009 to July 2013 and National Starch & Chemical Company from February 1999 to February 2009. Mr. Bregman is a certified public accountant and began his career with Ernst & Young and served as a Senior Auditor. Mr. Bregman brings experience in financial accounting, financial planning & analysis, governance & compliance, financial auditing, Sarbanes-Oxley Act (SOX) compliance, and cost accounting.

Mr. Bregman holds a Bachelor’s degree in Accounting from William Paterson College and a Master of Science in Business degree from the Martin Tuchman School of Management at the New Jersey Institute of Technology. Mr. Bregman is a Certified Public Accountant (CPA).

Effective as of May 17, 2021, Mr. Bregman replaced Mr. Ward as the Registrant’s Chief Financial Officer, and Mr. Ward, who also served as the Registrant’s Secretary and Treasurer, ceased providing services to the Registrant in such capacities as of May 14, 2021.

On April 29, 2021, the Registrant issued a press release announcing the appointment of Mr. Bregman as its Chief Financial Officer, effective as of May 17, 2021. A copy of such press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated April 26, 2021, between Elite Pharmaceuticals, Inc. and Marc Bregman
99.1	Press Release dated April 29, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2021	ELITE PHARMACEUTICALS, INC.

	By:	/s/ Nasrat Hakim
Nasrat Hakim, President and CEO